EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 125 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated April 13, 2007 which was filed as Exhibit (i) to Post-Effective Amendment No. 124.

/s/ Maureen Magner Maureen Magner, Esq.

April 27, 2007 Boston, Massachusetts